Exhibit 99.2

News Release United Airlines Worldwide Media Relations 872.825.8640 media.relations@united.com

United Reports September 2017

Operational Performance

CHICAGO, October 10, 2017 – United Airlines (UAL) today reported September 2017 operational results.

UAL’s September 2017 consolidated traffic (revenue passenger miles) decreased 1.6 percent and consolidated capacity (available seat miles) increased 1.7 percent versus September 2016. UAL’s September 2017 consolidated load factor decreased 2.7 points compared to September 2016.

“Last quarter, our employees came together to keep our operation moving through three historic storms, including recording our best consolidated on-time departure performance ever for the month of September,” said Scott Kirby, president of United Airlines. “Our team accomplished this while leading one of the largest relief and recovery efforts in our company’s history. To date, United has provided cargo capacity and flights to deliver over 1.5 million pounds of relief supplies to people in need in Texas, Florida, Puerto Rico and the Caribbean. And thanks to generous donations from our customers and employees with supporting funds from the company, our CrowdRise fundraising campaign has raised more than $3 million to support our humanitarian aid and disaster relief partners.”

About United

United Airlines and United Express operate approximately 4,500 flights a day to 337 airports across five continents. In 2016, United and United Express operated more than 1.6 million flights carrying more than 143 million customers. United is proud to have the world’s most comprehensive route network, including U.S. mainland hubs in Chicago, Denver, Houston, Los Angeles, Newark/New York, San Francisco and Washington, D.C. United operates 751 mainline aircraft and the airline’s United Express carriers operate 489 regional aircraft. The airline is a founding member of Star Alliance, which provides service to more than 190 countries via 28 member airlines. For more information, visit united.com, follow @United on Twitter or connect on Facebook. The common stock of United’s parent, United Continental Holdings, Inc., is traded on the NYSE under the symbol “UAL”.

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United Reports September 2017 Operational Performance / Page 2

Preliminary Operational Results

	September			Year-to-Date
	2017	2016	Change	2017	2016	Change
REVENUE PASSENGER MILES (000)
Domestic	9,782,843	9,971,090	(1.9%)	92,593,228	88,791,478	4.3%
Mainline	8,071,718	8,070,260	0.0%	76,376,689	71,286,960	7.1%
Regional	1,711,125	1,900,830	(10.0%)	16,216,539	17,504,518	(7.4%)
International	7,453,318	7,548,458	(1.3%)	70,518,744	69,979,467	0.8%
Atlantic	3,568,218	3,513,479	1.6%	27,949,603	27,916,951	0.1%
Pacific	2,648,870	2,820,300	(6.1%)	25,684,831	25,565,376	0.5%
Latin	1,236,230	1,214,679	1.8%	16,884,310	16,497,140	2.3%
Mainline	1,180,071	1,143,464	3.2%	16,240,588	15,803,912	2.8%
Regional	56,159	71,215	(21.1%)	643,722	693,228	(7.1%)
Consolidated	17,236,161	17,519,548	(1.6%)	163,111,972	158,770,945	2.7%

AVAILABLE SEAT MILES (000)
Domestic	11,892,412	11,753,837	1.2%	108,649,748	103,981,322	4.5%
Mainline	9,761,966	9,492,348	2.8%	88,881,959	83,125,381	6.9%
Regional	2,130,446	2,261,489	(5.8%)	19,767,789	20,855,941	(5.2%)
International	9,523,059	9,310,162	2.3%	88,708,483	87,090,649	1.9%
Atlantic	4,481,266	4,370,090	2.5%	36,410,211	36,632,973	(0.6%)
Pacific	3,522,608	3,470,415	1.5%	32,092,607	30,744,965	4.4%
Latin	1,519,185	1,469,657	3.4%	20,205,665	19,712,711	2.5%
Mainline	1,441,244	1,370,771	5.1%	19,325,264	18,748,512	3.1%
Regional	77,941	98,886	(21.2%)	880,401	964,199	(8.7%)
Consolidated	21,415,471	21,063,999	1.7%	197,358,231	191,071,971	3.3%

PASSENGER LOAD FACTOR
Domestic	82.3%	84.8%	(2.5) pts	85.2%	85.4%	(0.2) pts
Mainline	82.7%	85.0%	(2.3) pts	85.9%	85.8%	0.1 pts
Regional	80.3%	84.1%	(3.8) pts	82.0%	83.9%	(1.9) pts
International	78.3%	81.1%	(2.8) pts	79.5%	80.4%	(0.9) pts
Atlantic	79.6%	80.4%	(0.8) pts	76.8%	76.2%	0.6 pts
Pacific	75.2%	81.3%	(6.1) pts	80.0%	83.2%	(3.2) pts
Latin	81.4%	82.7%	(1.3) pts	83.6%	83.7%	(0.1) pts
Mainline	81.9%	83.4%	(1.5) pts	84.0%	84.3%	(0.3) pts
Regional	72.1%	72.0%	0.1 pts	73.1%	71.9%	1.2 pts
Consolidated	80.5%	83.2%	(2.7) pts	82.6%	83.1%	(0.5) pts

ONBOARD PASSENGERS (000)
Mainline	8,461	8,420	0.5%	81,091	75,417	7.5%
Regional	3,192	3,561	(10.4%)	29,563	31,737	(6.9%)
Consolidated	11,653	11,981	(2.7%)	110,654	107,154	3.3%

CARGO REVENUE TON MILES (000)
Total	280,871	244,996	14.6%	2,405,811	2,014,855	19.4%

OPERATIONAL PERFORMANCE
Mainline Departure Performance[1]	74.3%	69.0%	5.3 pts
Mainline Completion Factor	97.3%	99.5%	(2.2) pts

1Based on mainline scheduled flights departing by or before scheduled departure time

Note: See Part II, Item 6 Selected Financial Data of the company’s Annual Report on Form 10-K for the year ended December 31, 2016 for the definition of these statistics

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United Reports September 2017 Operational Performance / Page 3

Safe Harbor Statement

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements included in this release are forward-looking and thus reflect our current expectations and beliefs with respect to certain current and future events and anticipated financial and operating performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to our operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as “expects,” “will,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook,” “goals” and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this release are based upon information available to us on the date of this release. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law. Our actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: our ability to comply with the terms of our various financing arrangements; the costs and availability of financing; our ability to maintain adequate liquidity; our ability to execute our operational plans and revenue-generating initiatives, including optimizing our revenue; our ability to control our costs, including realizing benefits from our resource optimization efforts, cost reduction initiatives and fleet replacement programs; costs associated with any modification or termination of our aircraft orders; our ability to utilize our net operating losses; our ability to attract and retain customers; potential reputational or other impact from adverse events in our operations; demand for transportation in the markets in which we operate; an outbreak of a disease that affects travel demand or travel behavior; demand for travel and the impact that global economic and political conditions have on customer travel patterns; excessive taxation and the inability to offset future taxable income; general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aircraft fuel and energy refining capacity in relevant markets); economic and political instability and other risks of doing business globally; our ability to cost-effectively hedge against increases in the price of aircraft fuel if we decide to do so; any potential realized or unrealized gains or losses related to fuel or currency hedging programs; the effects of any hostilities, act of war or terrorist attack; the ability of other air carriers with whom we have alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; the effects of any technology failures or cybersecurity breaches; disruptions to our regional network; the costs and availability of aviation and other insurance; industry consolidation or changes in airline alliances; the success of our investments in airlines in other parts of the world; competitive pressures on pricing and on demand; our capacity decisions and the capacity decisions of our competitors; U.S. or foreign governmental legislation, regulation and other actions (including Open Skies agreements and environmental regulations); the impact of regulatory, investigative and legal proceedings and legal compliance risks; the impact of any management changes; labor costs; our ability to maintain satisfactory labor relations and the results of any collective bargaining agreement process with our union groups; any disruptions to operations due to any potential actions by our labor groups; weather conditions; and other risks and uncertainties set forth under Part I, Item 1A., “Risk Factors,” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as well as other risks and uncertainties set forth from time to time in the reports we file with the U.S. Securities and Exchange Commission.

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